FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), dated as of December 16, 2005, is made by and among AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation ("Borrower"), the Lenders (as defined below) signatory hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, individually and in its capacity as administrative agent ("Agent").

RECITALS

A. Borrower, the lenders party thereto (collectively, "Lenders") and Agent are parties to that certain Credit Agreement dated as of June 17, 2005 (as amended or modified from time to time the "Credit Agreement").

B. Borrower has requested that the cap on Commitment Increases be increased by $200,000,000 and certain other amendments to the Credit Agreement, and that Agent and Lender's grant certain limited waivers with respect to the Credit Agreement as set forth herein.

C. Agent and Lenders are willing to enter into this Agreement to amend the Credit Agreement and grant certain limited waivers with respect to the Credit Agreement upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Limited Waiver. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, the Agent and the Lenders hereby waive the Event of Default existing as of the date hereof (such waiver applying only for the period referenced and not to any future requirement under such referenced section) under Section 7.1(c) of the Credit Agreement resulting solely from Borrower, prior to the date hereof, breaching Section 5.12 of the Credit Agreement by granting Liens to secure Debt in respect of total return swaps permitted under Section 5.29(b) of the Credit Agreement. Except as set forth in this Section 2, the Agent and Lenders hereby reserve all rights and remedies granted to the Agent and Lenders under the Credit Agreement or applicable law or otherwise and nothing contained herein shall be construed to limit, impair or otherwise affect the right of the Agent and Lenders to declare an Event of Default with respect to any other existing or any future non-compliance with any covenant, term or provision of the Credit Agreement or any other document now or hereafter executed and delivered in connection therewith.

Section 3. Amendment. Sections 1.1, 2.2, 5.12 and 5.29 of the Credit Agreement are modified and amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby modified and amended by deleting clause (xi) in the definition of "Debt" in its entirety and substituting the following in lieu thereof:

"(xi) all obligations, direct or indirect (absolute or contingent) of such Person to repurchase property or assets sold or otherwise transferred by such Persons (excluding any customary obligations to repurchase property or assets sold or otherwise transferred in connection with a securitization transaction or total return swap),"

(b) Section 2.2(a) of the Credit Agreement is hereby modified and amended by deleting clause (ii) of Section 2.2(a) in its entirety and substituting the following in lieu thereof:

"(ii) immediately after giving effect to such Commitment Increase, the total Commitments of all the Lenders hereunder shall not exceed $500,000,000;"

(c) Section 5.12 of the Credit Agreement is hereby modified and amended by deleting Section 5.12 in its entirety and substituting the following in lieu thereof:

Neither the Borrower nor any Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (a) Liens granted by a SPE Subsidiary in Securitization Transaction assets; (b) Liens granted by the Borrower to secure Debt permitted under Section 5.29(c); (c) Liens granted by the Borrower to secure Debt permitted under Section 5.29(d); and (d) Liens granted by the Borrower to secure Debt in respect of total return swaps permitted under Section 5.29(b).

(d) Section 5.29 of the Credit Agreement is hereby modified and amended by deleting Section 5.29 in its entirety and substituting the following in lieu thereof:

The Borrower shall not directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for: (a) the Debt owed to the Lenders and Swingline Lender under this Agreement and the Credit Documents; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.29 as such Debt may be amended, restated or refinanced from time to time, provided that such amendment, restatement or refinancing shall not cause the principal amount of such Debt to exceed the amount set forth on Schedule 5.29; (c) Debt in respect of which recourse for payment is contractually limited to specific assets of the Borrower or its Subsidiaries encumbered by a Lien securing such Debt; (d) Debt (other than Debt described in clause (c) of this Section 5.29) secured by a Lien upon assets of the Borrower if the aggregate outstanding principal amount of such Debt does not, at any time prior to March 31, 2006, exceed $125,000,000 and $75,000,000 at any time thereafter; (e) Subordinated Debt; and (f) unsecured Debt of the Borrower not permitted under clause (e) of this Section 5.29 with respect to which no scheduled principal payment shall be prior to the date six months after the Commitment Termination Date; provided that after giving effect to the issuance, assumption, creation, incurrence or existence of the Debt permitted by clauses (a), (b), (c), (d), (e), and (f) of this Section 5.29, no Default shall have occurred and be continuing.

Section 4. Representations and Warranties. To induce Agent and Lenders to execute this Agreement, Borrower hereby represents and warrants to Agent and Lenders as follows:

(a) the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of Borrower and this Agreement constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity;

(b) the execution, delivery and performance of this Agreement does not and will not contravene, conflict with, violate or constitute a default under (i) the articles of incorporation or bylaws of Borrower, or (ii) any applicable law, rule or regulation, or any judgment, decree or order, or any agreement, indenture or instrument to which Borrower is a party or is bound or which is binding upon or applicable to all or a portion of its property, in any material respect;

(c) after giving effect to this Agreement and the consummation of the transactions hereby each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists under the Credit Agreement after giving effect to this Agreement and the consummation of the transactions contemplated hereby;

Section 5. Conditions of Effectiveness. The effectiveness of this Agreement shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Agent:

(a) All of the representations and warranties of Borrower set forth in this Agreement and in the Credit Agreement, after giving effect to this Agreement, shall be true and correct in all respects, except to the extent such representations and warranties expressly related to an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date.

(b) The execution and delivery of this Agreement by each of the parties hereto.

(c) With respect to the amendments set forth in Section 3(b) of this Agreement receipt by Agent of an officer's or secretary's certification of resolutions adopted by the Board of Directors of the Borrower authorizing an increase in the cap on Commitment Increases to $500,000,000.

Section 6. No Further Amendments or Waivers. Except for the waivers specifically granted in Section 2 of this Agreement and the amendments set forth in Section 3 of this Agreement, the Credit Agreement and each of the other Credit Documents shall remain in full force and effect in accordance with their respective terms. Borrower hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Credit Documents, as amended by this Agreement. Borrower hereby acknowledges and agrees that except as specifically set forth herein, neither this Agreement nor any actions pursuant to this Agreement nor any negotiations or discussions among Borrower, any of its agents, officers or principals and Agent or Lenders, shall be deemed or construed to cure any existing defaults under the Credit Documents, constitute a reinstatement, novation or release of the Loan or the Credit Documents, or constitute a modification, amendment or waiver of the Loan or Credit Documents.

Section 7. No Defenses, Counterclaims or Rights of Offset. Borrower for itself and its successors and assigns, and by its execution hereof (i) hereby acknowledges, admits and agrees that, as of the date of execution and delivery of this Agreement, there are no defenses, counterclaims or offsets relating to its obligations under or in respect of the Credit Documents or to the enforcement or exercise by Lenders of any of their rights, powers or remedies under or in respect of the Credit Documents, or alternatively (ii) hereby irrevocably waives, relinquishes and releases any and all such objections, claims, defenses, counterclaims or offsets, that may exist as of the date hereof, including, without limitation, any and all such objections, claims, defenses, counterclaims or offsets that are unknown, unsuspected, unanticipated or undisclosed as of such date.

Section 8. Release. In consideration of the Lenders' agreements herein contained, Borrower hereby irrevocably releases and forever discharges the Agent, the Lenders and their affiliates, subsidiaries, successors, assigns, participants, directors, officers, employees, agents, consultants and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever arising on or prior to the date hereof which such Borrower, or any of its Affiliates may now have or claim to have against the Agent, the Lenders or any other Released Person on account of or in any way touching, concerning, arising out of or founded upon the Credit Agreement, after giving effect to this Agreement and the transactions contemplated or otherwise evidenced thereby, whether presently known or unknown and of every nature and extent whatsoever.

Section 9. Reimbursement of Expenses. Borrower hereby agrees to reimburse Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation, reasonable fees and expenses of its counsel) incurred by Agent in connection with the negotiation, documentation and consummation of this Agreement and the transactions contemplated hereby.

Section 10. Miscellaneous.

(a) Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.

(b) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Agreement by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Agreement.

(c) Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

(d) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(e) Entire Agreement. This Agreement, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

Section 11. Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES.

Section 12. JURY TRIAL WAIVER. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR THE OTHER CREDIT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. AGENT AND LENDERS ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation

By: /s/ Cydonii Fairfax Name: Cydonii Fairfax Title: Vice President

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Paul A. Burkhart Name: Paul A. Burkhart Title: Vice President

LENDER:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ James E. Davis Name: James E. Davis Title: Senior Vice President

LENDER:

JP MORGAN CHASE BANK, N.A., as a Lender

By: /s/ Christine Herrick Name: Christine Herrick Title: Vice President

LENDER:

CITICORP NORTH AMERICA, INC., as a Lender

By: /s/ Thomas Fontana Name: Thomas Fontana Title: Managing Director

LENDER:

BANK OF AMERICA, N.A., as a Lender

By: /s/ Mary Pat Riggins Name: Mary Pat Riggins Title: Senior Vice President

LENDER:

BANK OF MONTREAL, as a Lender

By: /s/ Amy K. Dumser Name: Amy K. Dumser Title: Director

LENDER:

HIBERNIA NATIONAL BANK, as a Lender

By: /s/ Julie Nosser Name: Julie Nosser Title: Assistant Vice President

LENDER:

FIFTH THIRD BANK, as a Lender

By: /s/ Jennifer Schwartz Name: Jennifer Schwartz Title: Assistant Vice President

LENDER:

BAYERISCHE HYPO-UND VEREINSBANK AG, as a Lender

By: /s/ Michael F. Davis Name: Michael F. Davis Title: Director
By: /s/ M. A. Imperiale Name: M. A. Imperiale Title: Director